Exhibit 99.1
Nokia to acquire Loudeye and launch a comprehensive mobile music experience
August 8, 2006
Espoo, Finland & Seattle, USA — Nokia (NYSE: NOK) and Loudeye Corp. (Nasdaq: LOUD) today announced that they have signed an agreement for Nokia to acquire Loudeye for approximately USD 60 million. Loudeye is a global leader of digital music platforms and digital media distribution services. Under the terms of the agreement, Loudeye stockholders will receive USD 4.50 per share in cash for each share of Loudeye common stock. By acquiring Loudeye, Nokia can offer consumers a comprehensive mobile music experience, including devices, applications and the ability to purchase digital music.
The multi-function mobile device will become the preferred medium for enjoying music and Nokia is leading this trend. With music optimized products like the Nokia N91 and other Nokia devices, Nokia sold more than 15 million music enabled devices in the 2nd quarter, making it the world’s largest manufacture of digital music players.
“Music is a key experience for Nokia and Nokia Nseries multimedia computers and we want to be able to offer the best fully integrated mobile music experience to our customers. Loudeye brings a number of key assets to Nokia, including a great team of people, a substantial content catalogue and a robust service platform that will help us to achieve this objective,” said Anssi Vanjoki, executive vice president and general manager, Multimedia, Nokia. “People should be able to access all the music they want, anywhere, anytime and at a reasonable cost. With this acquisition, we aim to deliver that vision and a comprehensive music experience to Nokia device owners during 2007.”
Loudeye operates 60 live services in over 20 countries and multiple languages across Europe and South Africa, Australia and New Zealand. Loudeye aggregates rights and content from all the major labels and hundreds of independents and currently offers licensed catalog and complete media for over 1.6 million tracks.
“This agreement recognizes the key roles that Loudeye and our people play in the digital mobile music market, and reflects the power of our products, our team and our technology,” said Michael Brochu, president and chief executive officer of Loudeye. “Our combined teams will deliver a comprehensive mobile music experience to Nokia device owners all over the world. With an industry leading music experience, a robust service platform, and extensive music rights, Loudeye has long been committed to delivering on the digital music needs of consumers, and we’ve built a leadership brand in the digital music marketplace”.
Nokia Nseries multimedia computers represent the next leap forward in personal computing. The multimedia computer offers all the functionalities of a PC and many portable single purpose devices in a connected mobile device that is always with you and always connected. Because multimedia computers have a programmable operating system, people can download and install software applications. Unlike most mobile devices, this means people can add features and applications to their multimedia computers without having to buy a new device.

Tens of millions of Nokia devices have a music player and every Nokia Nseries device incorporates a music player, high memory capacity and an FM radio, as well as support for a wide range of digital music formats including MP3, M4A, AAC and WMA. With the Nokia Nseries, you can quickly and easily find and purchase music over the air and download it to your device from your music store. Or, simply drag and drop your personal music collection from your PC to your Nokia Nseries device or synchronize your recent music purchases with your PC via Bluetooth or USB cable.
The transaction is expected to be completed in the fourth quarter of 2006. Closing of the transaction is subject to satisfaction of a number of conditions, including approval of Loudeye’s stockholders, regulatory approvals, obtaining consents from third parties to the continuation, modification, extension and/or termination of certain specified contracts, and the absence of a material adverse effect in Loudeye’s business or operations, including loss of employees, loss of customers, or failure to maintain a minimum specified cash balance, each as described in the merger agreement.
About Nokia Nseries
Nokia Nseries is a range of high performance multimedia devices that delivers unparalleled mobile multimedia experiences by combining the latest technologies with stylish design and ease of use. With Nokia Nseries products, consumers can use a single device to enjoy entertainment, access information and to capture and share pictures and videos, whenever and wherever they want.
About Nokia
Nokia is the world leader in mobile communications, driving the growth and sustainability of the broader mobility industry. Nokia connects people to each other and the information that matters to them with easy-to-use and innovative products like mobile phones, devices and solutions for imaging, games, media and businesses. Nokia provides equipment, solutions and services for network operators and corporations (www.nokia.com)
About Loudeye
Loudeye is a worldwide leader in business-to-business digital media solutions. Loudeye combines innovative services with a broad catalog of licensed digital music and an industry leading digital media infrastructure, enabling partners to rapidly and cost effectively launch complete, customized digital media stores and services.
Loudeye is headquartered in Seattle, USA with offices in London and Bristol UK, Paris France, Cologne Germany and Milan Italy. It employs approximately 130 people with reported revenue in 2005 of approximately $20.3 million, excluding discontinued operations. For more information, visit www.Loudeye.com.
Nokia
Media contacts:
Nokia, Multimedia Communications
Kari tuutti
Tel. +358 7180 45750
Email: press.office@nokia.com
Investor Contacts:
Nokia Investor Relations Europe
Tel. +358 7180 34289
Nokia Investor Relations US
Tel. +1 914 368 0555

Loudeye
Media/press contact (U.S.): Karen DeMarco / Gil Lee, mPRm for Loudeye, 323-933-3399, kdemarco@mprm.com / glee@mprm.com
Media/press contact (Europe): Chris Owen, Trimedia Communications UK for Loudeye, +44 (0)207 471 6851 or +44 (0)7787 122 800, chris.owen@trimediauk.com
Investor Contacts:
Investor relations: Chris Pollak, 206.832.4000, ir@loudeye.com
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Nokia Forward-Looking Statement Disclaimer
It should be noted that certain statements herein which are not historical facts, including, without limitation, those regarding: A) the timing of product and solution deliveries; B) our ability to develop, implement and commercialize new products, solutions and technologies; C) expectations regarding market growth, developments and structural changes; D) expectations regarding our mobile device volume growth, market share, prices and margins, E) expectations and targets for our results of operations; F) the outcome of pending and threatened litigation; and G) statements preceded by “believe,” “expect,” “anticipate,” “foresee,” “target,” “estimate,” “designed” or similar expressions are forward-looking statements. Because these statements involve risks and uncertainties, actual results may differ materially from the results that we currently expect. Factors that could cause these differences include, but are not limited to: 1) the extent of the growth of the mobile communications industry, as well as the growth and profitability of the new market segments within that industry which we target; 2) the availability of new products and services by network operators and other market participants; 3) our ability to identify key market trends and to respond timely and successfully to the needs of our customers; 4) the impact of changes in technology and our ability to develop or otherwise acquire complex technologies as required by the market, with full rights needed to use; 5) competitiveness of our product portfolio; 6) timely and successful commercialization of new advanced products and solutions; 7) price erosion and cost management; 8) the intensity of competition in the mobile communications industry and our ability to maintain or improve our market position and respond to changes in the competitive landscape; 9) our ability to manage efficiently our manufacturing and logistics, as well as to ensure the quality, safety, security and timely delivery of our products and solutions; 10) inventory management risks resulting from shifts in market demand; 11) our ability to source quality components without interruption and at acceptable prices; 12) our success in collaboration arrangements relating to development of technologies or new products and solutions; 13) the success, financial condition and performance of our collaboration partners, suppliers and customers; 14) any disruption to information technology systems and networks that our operations rely on; 15) our ability to protect the complex technologies that we or others develop or that we license from claims that we have infringed third parties’ intellectual property rights, as well as our unrestricted use on commercially acceptable terms of certain technologies in our products and solution offerings; 16) general economic conditions globally and, in particular, economic or political turmoil in emerging market countries where we do business; 17) developments under large, multi-year contracts or in relation to major customers; 18) exchange rate fluctuations, including, in particular, fluctuations between the euro, which is our reporting currency, and the US dollar, the Chinese yuan, the UK pound sterling and the Japanese yen; 19) the management of our customer financing exposure; 20) our ability to recruit, retain and develop appropriately skilled employees; and 21) the impact of changes in government policies, laws or regulations; as well as 22) the risk factors specified on pages 12 — 22 of the company’s annual report on Form 20-F for the year ended December 31, 2005 under “Item 3.D Risk Factors.”
Loudeye Forward-Looking Statement Disclaimer
This release contains forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this release are based on current estimates and actual results may differ materially due to risks associated with the fact that the consummation of the transaction is subject to numerous closing conditions, including, among others, (i) the approval of the transaction by Loudeye’s stockholders and by regulatory authorities, (ii) Loudeye’s ability to obtain consents from third parties to the continuation, modification, extension and/or termination of certain specified contracts, and (iii) the absence of a material adverse effect in Loudeye business or operations, including as a result of loss of employees, loss of customers or failure to maintain a minimum specified cash balance, each as described in the merger agreement; the risk that the transaction may not be consummated if the conditions to closing are not satisfied or waived; the risk that Nokia has certain termination rights in the definitive merger agreement including as a result of a material adverse effect in Loudeye’s business or operations; the effect of announcement of the proposed transaction on Loudeye’s business and the overall demand for Loudeye’s services; the timing of market adoption and movement toward digital mobile music offerings; the ability of Loudeye to offer its services into new territories and markets; the market adoption of new mobile music devices; margin erosion or market shrinkage; other risks set forth in Loudeye’s most recent Form 10-Q, Form 10-K and other SEC filings which are available through EDGAR at www.sec.gov. These are among the primary risks we foresee at the present time. Loudeye assumes no obligation to update the forward-looking statements.
Additional Information and Where to Find It
In connection with Loudeye’s solicitation of proxies with respect to the meeting of stockholders to be called with respect to the proposed merger, Loudeye will file with the Securities and Exchange Commission (the “SEC”), and will furnish to stockholders of Loudeye, a proxy statement. Stockholders are advised to read the proxy statement when it is finalized and distributed to stockholders because it will contain important information. Stockholders will be able to obtain a free-of-charge copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. Stockholders will also be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Loudeye Corp.,1130 Rainier Avenue South, Seattle, WA 98144, Attention: Corporate Secretary, Telephone: (206) 832-4009, or from Loudeye’s website, www.loudeye.com.
Loudeye and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from stockholders of Loudeye in favor of the proposed merger. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in Loudeye’s proxy statement when it is filed with the SEC. Information regarding certain of these persons and their beneficial ownership of Loudeye common stock as of March 1, 2006 is also set forth in the Schedule 14A filed by Loudeye on May 10, 2006 with the SEC. This document is available free of charge at the SEC’s web site at www.sec.gov or by going to Loudeye’s corporate website at www.loudeye.com.
In addition, Nokia may be deemed to be participating in the solicitation of proxies from Loudeye’s stockholders in favor of the approval of the proposed merger. Information concerning Nokia’s directors and executive officers is set forth in Nokia’s proxy material for its 2006 annual general meeting, which was filed with the SEC on February 16, 2006, and Nokia’s 2005 annual report on Form 20-F filed with the SEC on March 2, 2006. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to Nokia’s Investor Relations page on its corporate website at www.Nokia.com.